CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Pre-Effective
Amendment No. 3 to the registration statement on Form N-1A (the "Registration Statement") of our report dated May 18, 2007, relating to the financial statements and financial highlights appearing in the March 31, 2007 Annual Report to Shareholders of Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund, reorganized as Vanguard Market Neutral Fund, a series of Vanguard Montgomery Funds, which report is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Financial Statements" in the Statement of Additional Information.







PricewaterhouseCoopers LLP
San Francisco, California
November 20, 2007












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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Service Providers-Independent Registered Public Accounting Firm" in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 3 to the registration statement on Form N-1A (the "Registration Statement") of Vanguard Market Neutral Fund, comprising Vanguard Montgomery Funds.







PricewaterhouseCoopers LLP
Philadelphia, PA
November 20, 2007